EXHIBIT 10.81

LIMITED LIABILITY COMPANY
OPERATING AGREEMENT
OF
ELITE DATA MARKETING LLC

This Limited Liability Company Operating Agreement (this "Agreement"), is entered into as of this 16th day of May 2016, by ELITE DATA SERVICES INC., a Florida corporation, as the initial member (the "Member") and the undersigned, as the initial manager (the "Manager"), of ELITE DATA MARKETING LLC, a Florida limited liability company (the "Company") formed pursuant to the Florida Limited Liability Company Act, as amended from time to time (the "Act").

RECITALS

Effective May 16, 2016, the Company was formed by the filing of the Articles of Organization with the Division of Corporations of the Secretary of State of the State of Florida and the entry into this Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1. Name. The name of the Company is ELITE DATA MARKETING LLC.

2. Purpose. The purpose of the Company is to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies formed under the Act, deemed by the Manager to be necessary, advisable, or convenient to, or in furtherance of, the foregoing purpose.

3. Registered Office. The address of the registered office of the Company in the State of Florida is ELITE GAMING VENTURES LLC, 5011 South State Road 7, Suite 106, Davie, Florida 33314.

4. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Florida is V-CORP SERVICES LLC, 5011 South State Road 7, Suite 106, Davie, Florida 33314.

5. Members. The name of the initial sole member of the Company is ELITE DATA SERVICES INC., a Florida corporation.

6. Powers. The business and affairs of the Company shall be managed by the Manager. Any matter herein which requires the vote, consent or approval of the Manager shall require the vote, consent or approval of a majority of the Manager. The Manager shall have the power and authority to do any and all acts necessary, advisable, or convenient to, or in furtherance of the purposes described herein, including all powers and authorities, statutory or otherwise, possessed by manager of limited liability companies under the Act.

7. Dissolution. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) upon the written consent or approval of the Manager, (b) upon the death, retirement, resignation, expulsion, bankruptcy or dissolution of the Member or the occurrence of any other event which terminates the continued membership of the Member, or (c) the entry of a decree of judicial dissolution under the Act.

1

8. Capital Contributions. Pursuant to the Act, the Member shall not be required to make any capital contributions to the Company.

9. Additional Contributions. Capital contributions may be made from time to time when, as and if it is determined by the Manager as necessary or desirable to accomplish the purposes of the Company.

10. Allocation of Profits and Losses. The Member shall be entitled to the profits and losses of the Company.

11. Assignments. The Member may not assign in whole or in part its membership interest ("Membership Interest") in the Company without the consent of the Manager.

12. Admission of Additional Members. One or more additional Members of the Company may be admitted to the Company with the consent of the Manager.

13. Amendment. This Agreement may be amended upon the consent of the Manager and Member.

14. Liability of Member. To the fullest extent of the Act, the Member shall not have any liability for the obligations or liabilities of the Company.

15. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Florida, all rights and remedies being governed by said laws. The Manager and Member hereby consent to the jurisdiction of the Courts of the State of Florida.

16. Effectiveness. Pursuant to the Act, this Agreement shall be effective as of the time of the filing of the Certificate of Formation of the Company with the office of the Florida Secretary of State.

17. Rules of Construction. Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation." The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Limited Liability Company Agreement as of the date and year first aforesaid.

MEMBER		MANAGER

ELITE DATA SERVICES INC. A Florida corporation

By:	/s/ Charles Rimlinger	By:	/s/ Charles Rimlinger
	Charles Rimlinger		Charles Rimlinger
	Chief Executive Officer		Chief Executive Officer